Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[ X]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X]     No fee required
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          4)   Proposed maximum aggregate value of transaction:

          * Set forth amount on which the filing is calculated and state how it was determined.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount previously paid:

          2) Form, Schedule or Registration Statement No.:

          3) Filing Party:

          4) Date Filed:

                              GULFWEST OIL COMPANY
                              16800 Dallas Parkway
                                    Suite 250
                               Dallas, Texas 75248


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 28, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of GulfWest Oil Company (the "Company") will be held at The University Club, 13350 Dallas Parkway, Suite 4000, Dallas, Texas 75240, on Thursday, May 28, 1998 at 11:00 a.m., local time, for the following purposes:

     (1) To elect eight members of the Board of Directors, which presently consists of eight directors, for the term of one year or until the next Annual Meeting of Shareholders.

     (2) To approve the amendment and restatement of the Company's 1994 Stock Option and Compensation Plan.

     (3) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on April 24, 1998 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248 or 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 By Order of the Board of Directors


                                 \s\ Jim C. Bigham
                                 Jim C. Bigham
                                 Secretary

Dallas, Texas
April 24, 1998

                              GULFWEST OIL COMPANY
                              16800 Dallas Parkway
                                    Suite 250
                               Dallas, Texas 75248

                                 PROXY STATEMENT

                                       For

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 28, 1998


     This Proxy Statement is being first mailed on April 24, 1998 to shareholders of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at The University Club, 13350 Dallas Parkway, Suite 4000, Dallas, Texas 75240, at 11:00 a.m., local time, on Thursday, May 28, 1998, or at such other time and place to which the Meeting may be adjourned.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of the Company for the term described therein, (ii) FOR the amendment and restatement of the Company's 1994 Stock Option and Compensation Plan and (iii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to GulfWest Oil Company, 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, Attention: Jim Bigham. If notice of revocation is not received by the Meeting date, a shareholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting is the close of business on Friday, April 24, 1998 (the "Record Date"), at which time the Company had issued and outstanding 1,759,185 shares of Common Stock, par value $.001 per share (the "Common Stock"). Common Stock is the only class of outstanding voting securities of the Company.

                                QUORUM AND VOTING

     In order to be validly approved by the shareholders, each proposal described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present. The presence at the Annual Meeting, in person or by Proxy, of the holders of a one-third of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Annual Meeting in person or by Proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board presently consists of eight directors, all of whom have been nominated to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

     It is expected that the nominees named below will be able to accept such nominations. If any of the below nominees for any reason is unable or is unwilling to serve at the time of the Meeting, the Proxy holders will have discretionary authority to vote the Proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board and directorships in other publicly-held companies.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                                                                                                Year First
                                                                                                  Elected
                                                                                                  Director
     Name                                       Age              Position                        or Officer

John E. Loehr(1)(2)(3)                          52         Chairman of the Board,                    1992
                                                           Chief Financial Officer and
                                                           Director
Marshall A. Smith III(1)(2)                     50         President, Chief Executive                1989
                                                           Officer and Director
Jim C. Bigham                                   62         Executive Vice President,                 1991
                                                           Secretary  and Director
Ned W. Fowler(2)(3)                             70         Director                                  1990
Henri M. Nevels                                 33         Director                                  1996
James L. Crowson(3)(4)                          59         Director                                  1997
Anthony P. Towell(4)                            66         Director                                  1997
J. Virgil Waggoner(4)                           70         Director                                  1997

(1)      Member of the Audit Committee.
(2)      Member of the Budget Committee.
(3)      Member of the Compensation Committee.
(4)      Member of the Benefits Committee.

     John E. Loehr was elected chairman of the Board on September 1, 1993 and appointed chief financial officer, effective November 22, 1996. Mr. Loehr was formerly president of Star-Tex Asset Management, a commodity trading advisor, a position he held from 1988 until 1992 when he sold his ownership interest. Mr. Loehr is currently president and sole shareholder of ST Advisory Corporation and vice-president of Star-Tex Trading Company. Mr. Loehr is a CPA and is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants.

     Marshall A. Smith III has served as an officer and a director of the Company since July 1989. From July, 1989 to November 20, 1992, he served as president and chairman of the Board. On November 20, 1992, he resigned as president but continued as chief executive officer and chairman of the Board. Upon the resignation of Charles Major as president on September 1, 1993, Mr. Smith assumed the duties as president and resigned the position of chairman of the Board. Prior to joining the Company, Mr. Smith served in various capacities in a number of family controlled companies.

     Jim C. Bigham is a retired United States Air Force Major. During his career, he served in both command and staff officer positions in the operational, intelligence and planning areas. Prior to joining the Company, Mr. Bigham held management and sales positions in the real estate and printing industries.

     Ned W. Fowler currently serves as a special advisor to OGERD Corporation, a company engaged in the marketing of equipment and supplies to the petroleum and petrochemical industries worldwide. In December, 1994, Mr. Fowler retired as executive vice president and a director of IRI International, Inc., positions he had held since 1985. IRI International, Inc. manufactures, markets and services oil well drilling rigs nationally and internationally. The company was formed in 1985 as a merger of the Ideco Division of Dresser Industries and Ingersoll-Rand Oil Field Products Company. Mr. Fowler was president of Ideco- Dresser from 1982 until the merger with Ingersoll-Rand.

     Henri M. Nevels has extensive experience in international business and finance. For the past 7 years, he has been a key advisor to a private European investor group with international holdings, including those in the United States and China.

     James L. Crowson is deputy chancellor for Texas Tech University and Texas Tech University Health Sciences Center, a position he assumed in 1996. He is responsible for activities of the Board of Regents and is the direct administrator over the vice chancellors for institutional advancement, governmental relations, legal affairs, and fiscal affairs. From 1987 to 1995, Mr. Crowson was employed by the Lomas Financial Group as senior vice president and general counsel until 1994 and as executive vice president in 1994-1995. Mr. Crowson served in various positions from 1970 to 1980 in the University of Texas System.

     Anthony P. Towell is a director of a number of public companies, both in the United Kingdom and the United States, in the safety, environmental and computer network industries. Mr. Towell has been in the petroleum business since 1957 and has held executive positions with various public oil and gas companies including the Royal Dutch Shell group companies and Pacific Resources, Inc.

     J. Virgil Waggoner's career in the petrochemical industry began in 1950 and included senior management positions with Monsanto Company and El Paso Products Company, the petrochemical and plastics unit of El Paso Company. Mr. Waggoner served as president and chief executive officer of Sterling Chemicals, Inc. from the firm's inception in 1986 until its sale and his retirement in 1996. Mr. Waggoner continues to serve as non-executive vice chairman of the Board of Directors of Sterling Chemicals, Inc. Mr. Waggoner is on the Board of Directors of Kirby Corporation and is an advisory board director of First Commercial Bank of Little Rock, Arkansas. He is currently president and chief executive officer of JVW Investments, Ltd., a private company.

Meetings and Committees of the Board

     The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met eight times during the calendar year ended December 31, 1997 ("1997").

     The Board has four standing committees: the Audit Committee, the Finance and Budget Committee, the Compensation Committee and the Benefits Committee. The functions of these committees, their current members, and the number of meetings held during 1997 are described below.

     The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee is comprised of Mr. John
E. Loehr (Chairman) and Mr. Marshall A. Smith III. The Audit Committee met twice in 1997.

     The Finance and Budget Committee was established to make recommendations to the Board in the areas of financial planning, strategies and business alternatives. The Finance and Budget Committee is comprised of Mr. John E. Loehr (Chairman), Mr. Ned W. Fowler and Mr. Marshall A. Smith III. The Finance and Budget Committee met twice in 1997.

     The function of the Compensation Committee is to fix the annual salaries and other compensation for the officers and key employees of the Company. The Compensation Committee is comprised of Mr. Ned W. Fowler (Chairman), Mr. John E. Loehr and Mr. James L. Crowson. The Compensation Committee met twice in 1997.

     The Benefits Committee was established on April 15, 1998 to make recommendations to the Board concerning benefit programs offered by the Company and to administer the Company's Stock Option and Compensation Plan. The Benefits committee is comprised of Mr. J. Virgil Waggoner (Chairman), Mr. Anthony P. Towell and Mr. James L. Crowson.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.

Compensation of Directors

     In the past, the Company has not paid directors for their Board activities, except for travel expenses incurred by certain directors. Pending shareholder approval of Proposal 2 which follows, payment to directors will be made pursuant to the terms of the Company's Stock Option and Compensation Plan.

                                   PROPOSAL 2

                   AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                     1994 STOCK OPTION AND COMPENSATION PLAN

     The shareholders are requested at the Annual Meeting to approve the amendment and restatement of the Company's 1994 Stock Option and Compensation Plan, attached hereto as Exhibit A and incorporated herein (the "Plan"), with an effective date of April 15, 1998 (the "Effective Date").

     The Company has amended and restated the Plan for the purposes of (i) increasing the number of shares of Common Stock of the Company available for issuance pursuant to options granted under the Plan ("Options"); (ii) clarifying the availability of incentive stock options, or ISOs (within the meaning of
Section 422 of the Internal Revenue Code), under the plan and certain limitations regarding ISOs; (iii) incorporating certain favorable administrative provisions available under the federal securities and tax laws; and (iv) approving a one-time grant of 20,000 Options to each director in office on the Effective Date and a provision for payment of reasonable fees to directors. Prior to the amendment, the Plan provided that a maximum of 200,000 shares of Common Stock were available for issuance pursuant to Options. Following the amendment, the Plan provides that a maximum of 1,000,000 shares of Common Stock are available for issuance pursuant to Options. Other material provisions of the Plan, which have not been amended, are as follows: key employees (including officers), employee and nonemployee directors, and advisors of the Company are eligible to receive Options. The Plan is administered by a committee appointed by the Board. The committee has the sole discretion, subject only to the terms of the Plan, to determine the persons to whom Options are granted, the terms of Options, and the construction and application of the Plan. Options may be either ISOs, which afford the optionee certain favorable federal income tax consequences, or options that are not ISOs. ISOs may be issued only to employees. Approval of the Plan amendment by the Company's shareholders is necessary for Options that are intended to qualify as ISOs to qualify as such.

                 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
      "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                    1994 STOCK OPTION AND COMPENSATION PLAN.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as of April 23, 1998, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


 Name and Address of                             Amount and Nature of
   Beneficial Owner                              Beneficial Ownership                           Percent

John E. Loehr                                         532,4131,2                                 23.7%
Marshall A. Smith III                                 341,3372,3                                 16.3%


                                        5


 Name and Address of                             Amount and Nature of
   Beneficial Owner                              Beneficial Ownership                           Percent

Jim C. Bigham                                         177,7502,4                                  9.2%
A. Van Nguyen                                          25,0005                                    1.4%
Ned W. Fowler                                          64,8332,6                                  3.6%
Henri M. Nevels                                        31,4302,7                                  1.7%
James L. Crowson                                       20,0002,8                                  1.1%
Anthony P. Towell                                      80,0332,9                                  4.4%
J. Virgil Waggoner                                    590,0002,10                                25.9%
All current directors and officers                  1,862,79611                                  53.8%
as a group (9 persons)
Senior Drilling Company                               230,48212                                  12.0%
HS Energy Private Rig                                 216,66713                                  11.1%
Partnership 1981, Ltd.
Anaconda Opportunity Fund,                            348,45614,15                               16.5%
L.P. c/o Anaconda Capital
American High Growth                                  174,22814,16                                9.0%
Retirement Trust
Donald & Co. Securities, Inc.                         150,62517                                   8.1%
Carlin Equities Corporation                           217,78514,18                               11.0%
Delaware Charter Guaranty                             102,35914,19                                5.5%
and Trust, FBO B. Leon Skinner
Madisonville Partnership, Ltd.                        200,00020                                  10.2%
Renier Nevels                                         530,00021                                  23.3%
NR Atticus, Ltd.                                      191,65114,22                                9.8%
SPAGS N.V,                                            206,00023                                  10.5%
Internet Financial Relations                          100,50024                                   5.4%


1 Includes 408,158 shares subject to presently exercisable warrants and options and 20,494 shares held directly, 30,000 shares subject to presently exercisable warrants, 46,511 shares issuable upon conversion of a debenture and 25,250 shares held by ST Advisory Corporation, and 2,000 shares held by the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

2 Includes 20,000 Options granted pursuant to and subject to shareholders' approval of the Plan. Shareholder' address is 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248.

3 Includes 337,588 shares subject to presently exercisable warrants and options and 333 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares of and warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith III.

4 Includes 167,800 shares subject to presently exercisable warrants and options, and 9,950 shares held directly.

5    Includes   25,000  shares   subject  to  presently   exercisable   options.
     Shareholder's address is 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248.

6 Includes 40,200 shares subject to presently exercisable warrants and 24,633 shares held directly.

7 Includes 31,430 shares subject to presently exercisable warrants. Mr. Nevels disclaims beneficial ownership of the shares and warrants owned by his father, Renier Nevels.

8    Includes 20,000 shares subject to presently exercisable warrants.

9 Includes 16,778 shares issuable upon conversion of presently convertible Preferred Stock, 35,000 shares subject to presently exercisable warrants and 23,255 shares issuable upon conversion of a debenture.

10 Includes 520,000 shares subject to presently exercisable warrants and options.

11 Includes 1,701,720 shares subject to presently exercisable warrants, options or convertible securities.

12 Includes 166,754 shares subject to presently exercisable warrants and 63,728 shares held directly. Senior Drilling Company is controlled by Mitchell D. Smith, the brother of the president of the Company. Shareholder's address is 8126 One Calais Avenue, Suite 2-C, Baton Rouge, Louisiana 70809.

13 Includes 200,000 shares subject to presently exercisable warrants and 16,667 shares held directly. Shareholder's address is 3150 Premier Drive, Suite 126, Irving, Texas 75063.

14 The number of shares issuable upon conversion of Preferred Stock is based upon $1.49 per share which is 70% of the closing price of the Common Stock as quoted on the Nasdaq Stock Market on April 23, 1998 of $2.13 per share.

15 Includes 268,456 shares issuable upon conversion of presently convertible Preferred Stock and 80,000 shares subject to presently exercisable warrants. Shareholder's address is 730 Fifth Avenue, 15th Floor, New York, New York 10019.

16 Includes 134,228 shares issuable upon conversion of presently convertible Preferred Stock and 40,000 shares subject to presently exercisable warrants. Shareholder's address is 725 Fifth Avenue, 24th Floor, New York, New York 10022.

17 Includes 105,000 shares subject to presently exercisable options and 45,625 shares held directly. Shareholder's address is 65 East 55th Avenue, 12th Floor, New York, New York 10022.

18 Includes 167,785 shares issuable upon conversion of presently convertible Preferred Stock and 50,000 shares subject to presently exercisable warrants. Shareholder's address is 250 Park Avenue, 12th Floor, New York, New York 100177.

19   Includes 78,859 shares  issuable upon  conversion of presently  convertible
     Preferred Stock and 23,500 shares subject to presently exercisable warrants. Shareholder's address is P. O. Box 8963, Wilmington, Delaware 19899-8963.

20   Includes  200,000  shares  subject  to  presently   exercisable   warrants.
     Shareholder's address is 3838 Oak Lawn Avenue, Suite 1220, Dallas, Texas 75219.

21 Includes 15,000 shares held directly, 200,000 shares issuable upon conversion of presently convertible Preferred Stock at a price per share of Common Stock of $5.00, and 315,000 shares subject to presently exercisable warrants. Shareholder's address is P. O. Box 1, 3680 Maaseik, Belgium.

22 Includes 147,651 shares issuable upon conversion of presently convertible Preferred Stock and 44,000 shares subject to presently exercisable warrants. Shareholder's address is c/o Atticus Capital, 153 East 53rd St., 43rd Floor, New York, New York 10022.

23   Includes  206,000  shares  subject  to  presently   exercisable   warrants.
     Shareholder's address is P. O. Box 744, Curacao, Netherlands, Antilles.

24 Includes 83,500 shares subject to presently exercisable warrants and 17,000 shares held directly. Shareholder's address is 575 South Anaheim Hills Rd., Anaheim, California 92807.



                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth information regarding compensation paid to the Company's executive officers whose total annual compensation is $100,000 or more during each of the last three years.


                                                                                       Long Term
                                                                                      Compensation
                                                       Annual Compensation               Awards
                                Year                                Other Annual                       All Other
Name and Principal Position      End        Salary($)   Bonus($)   Compensation($)     Options(#)     Compensation($)


Marshall A. Smith                1997       125,000(1)     -             -                -                -
  President and Chief            1996       100,000        -             -             270,000          158,400
    Executive Officer            1995       100,000        -             -                -                -

John E. Loehr                    1997       150,000(1)     -             -                -                -
 Chief Financial Officer         1996          -           -             -             270,000          158,400

Jim C. Bigham                    1997        75,000(1)     -             -                -                -
 Executive Vice President        1996        66,000        -             -             106,000           66,650
 and Secretary                   1995        60,000        -             -                -                -

------------------------


(1) Includes deferred compensation of $25,000 payable to Mr. Smith, $50,000 payable to Mr. Loehr and $4,500 payable to Mr. Bigham.


     Long Term Compensation includes warrants issued to each of Mr. Smith and Mr. Loehr each to acquire 200,000 shares of Common Stock at an exercise price of $3.00 per share, 50,000 shares of Common Stock at an exercise price of $5.00 per share, and 20,000 shares of Common Stock at an exercise price of $5.75 per share. Mr. Bigham was issued warrants to acquire 2,750 shares of Common Stock at an exercise price of $.50, 500 shares of Common Stock at an exercise price of $1.75, 100,000 shares of Common Stock at an exercise price of $3.00 and 2,750 shares of Common Stock at an exercise price of $5.00. The value of warrants issued was derived utilizing the Black-Sholes pricing model.

Option Grants During 1997

     There were no options granted to the named executive officers during the year ended December 31, 1997.


Option Exercises During 1997 and
Year End Option Values (1)


                                          Number of                     Value of
                                    Securities Underlying              Unexercised
                                          Unexercised                  In-the-Money
                                             Options                      Options
                                          at FY-End (#)                at FY-End ($)
                                           Exercisable/                 Exercisable/
Name                                      Unexercisable                Unexercisable

Marshall A. Smith                            14,000(2)                      -0-
                                                -0-                         -0-

John E. Loehr                                56,000(2)                      -0-
                                                -0-                         -0-

Jim C. Bigham                                15,000                         -0-
                                                -0-                         -0-



(1) Since no options were exercised by the above-named executives in 1997, no shares were acquired or value realized upon the exercise of options of such person in the last fiscal year.

(2)  Mr. Smith transferred 16,000 unexercised options to Mr. Loehr during 1995.

Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1997 with the cumulative total return on The Nasdaq Stock Market Index and The Nasdaq Non-Financial Stock Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company paid no dividends during such five- year period.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                                  TOTAL RETURN
         AMONG COMPANY, NASDAQ INDEX & NASDAQ NON-FINANCIAL STOCK INDEX

                       1992         1993          1994            1995           1996           1997

NASDAQ Index         100.000       114.796       112.214         158.699        195.192        239.527

Non Financial        100.000       115.450       111.015         154.711        187.971        220.766

GulfWest             100.000        47.826        47.826          39.130         52.174         43.478




Report of the Compensation Committee of the Board on Executive Compensation

     The Board approved an annual salary for the CEO of $100,000 on July 1, 1991 and it remained at that level until April 1, 1997, when the Compensation Committee recommended and the Board approved increasing the annual salary of the CEO to $125,000.

     On April 16, 1993, the Board established the Compensation Committee and authorized it to develop and administer an executive compensation system which will enable the Company to attract and retain qualified executives. Compensation for the CEO and other executive officers is determined by the Compensation Committee which functions under the philosophy that compensation of executive officers, specifically including that of the CEO, should be directly and materially linked to the Company's performance.

     On May 7, 1996, the Compensation Committee recommended entering into an Employment Agreement with John E. Loehr, effective June 1, 1996, for a period of five years. Mr. Loehr served as a consultant until he assumed the duties of Chief Financial Officer, as of November 22, 1996.

     On September 9, 1997, the Compensation Committee recommended entering into Employment Agreements with Mr. Marshall A. Smith III, president and CEO, Mr. Jim
C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, controller, for a period of three years. (See: "Employment and Change of Control Agreements".)

     This report is submitted by the members of the Compensation Committee:

         Compensation Committee:
         Ned W. Fowler, Chairman
         John E. Loehr
         James L. Crowson

Employment and Change of Control Agreements

     On May 7, 1996, the Board approved entering into an Employment and Change of Control Agreement with John E. Loehr, effective June 1, 1996, for a period of five years. Mr. Loehr served as a consultant until he assumed the duties of chief financial officer, as of November 22, 1996. Under the Agreement, Mr. Loehr will receive a base annual salary of $150,000, increasing a minimum of 15% annually, with deferred compensation in the form of cash or stock as determined by the Board. Any common stock received by Mr. Loehr under the Agreement shall be based at 60% of the average bid price for the Company's common stock for the 20 days preceding issuance. In the event of a change of control, Mr. Loehr will have the option to continue as an employee of the Company under the terms of the agreement or receive a lump-sum cash severance payment equal to 300% of his annual base salary for the year following the change of control.

     Effective September 9, 1997, the Company entered into Employment Agreements with Mr. Marshall A. Smith III, president and CEO, Mr. Jim C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, controller, for a period of three years. Under the Agreements, Mr. Smith will receive a base annual salary of $125,000, Mr. Bigham $75,000 and Mr. Creel $50,000, all increasing a minimum of 15% annually. In the event of a change of control, Mr. Smith, Mr. Bigham and Mr. Creel will have the option to continue as employees of the Company under the terms of the agreement or receive a lump-sum cash severance payment equal to 300% of their annual base salary for the year following the change of control.

     A "change of control" is defined in the above Agreements as: (i) an acquisition (other than from the Company) by an individual, entity or a group (excluding the Company, its subsidiaries, a related employee benefit plan or a corporation the voting stock of which is beneficially owned following such acquisition 50% or more by the Company's stockholders in substantially the same proportions as their holdings in the Company prior to such acquisition) of beneficial ownership of 20% or more of the Company's voting stock; (ii) a change in a majority of the Board (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a reorganization, merger or consolidation (other than a reorganization, merger or consolidation in which all or substantially all of the stockholders of the Company receive 50% or more of the voting stock of the surviving company); or (iv) a complete liquidation or dissolution of the Company or the sale of all, or substantially all, of its assets.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On May 31, 1994, the Company executed a $40,000 note bearing interest at the rate of 10% per annum, payable to Star-Tex Trading Company. This note is now a subordinated promissory note and the principal and interest is still outstanding. Mr. John E. Loehr, an officer and director of the Company, is vice-president of Star-Tex.

     On January 17, 1995, the Company borrowed $20,000 from Marshall A. Smith, Sr., grandfather of the president of the Company, in the form of a note payable bearing interest at a rate of 10% and was originally due one year from the date of the note. This note is now a subordinated promissory note and the principal and interest is still outstanding.

     On February 6, 1995, the Company borrowed $50,000 from ST Advisory Corporation ("ST") in the form of a note bearing interest at 10% per annum and was originally due one year from the date of the note. This note is now a subordinated promissory note and the principal and interest is due is still outstanding. Additionally, the Company has accrued consulting fees to ST totaling $12,500 for services performed in connection with economic evaluations and nonrecourse financing arrangements for future acquisitions of oil and gas properties and other corporate development opportunities. Mr. John E. Loehr, an officer and director of the Company, is president and sole shareholder of ST Advisory Corporation.

     At a Board meeting on May 7, 1996, a majority of the disinterested directors approved a resolution whereby the Company may grant loans, if requested, to directors (other than disinterested directors), officers and employees to exercise warrants and/or options beneficially owned.

     On January 7, 1997, the Company established a $2,000,000 revolving line-of-credit with Southwest Bank of Texas, with part of the proceeds to be used for payment of short-term notes incurred for acquisitions made during the fourth quarter of 1996. The line-of-credit is guaranteed by Mr. J. Virgil Waggoner, a director of the Company, in exchange for options to purchase 250,000 shares of the Company's Common Stock at an exercise price of $2.88 per share. The Company used the Black-Sholes option pricing model to estimate the fair value of the options, resulting in a $40,000 non-cash interest expense amortized over one year, with $10,000 recorded each quarter.

     On July 2, 1997, the Company's revolving line-of-credit was increased to $2,750,000 with the additional funds to be used for acquisitions and further enhancements of the Company's West Texas properties. In connection with the increase in the line of credit, the guarantor, Mr. Waggoner, received additional options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.56 per share. The Company used the Black-Sholes option pricing model to estimate the fair value of the options, resulting in a $15,000 non-cash interest expense amortized over six months, with $7,500 recorded each quarter.

     On December 15, 1997, the Company obtained a drilling loan from Mr. J. Virgil Waggoner, a director of the Company, in the amount of $1,000,000 maturing on December 15, 1998 and bearing interest at the floating Prime Rate, which was 8.5% at the time of the loan, to drill seventeen developmental wells in the Vaughn Field. Mr. Waggoner received options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $2.62 per share. The Company used the Black-Sholes option pricing model to estimate the fair value of the options, resulting in a $30,000 non-cash interest expense amortized over one year.

     During 1997, the Company paid consulting fees to Gulf Coast Exploration, Inc. ("GCX") in the amount of $62,500 for services rendered in the identification, evaluation, acquisition and operation of the Company's oil and gas properties. The president of GCX is Marshall A. Smith, Jr., the father of Company's president.


                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 1995, or written representations from certain reporting persons, the Company believes that its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements, with the exception of James L. Crowson and J. Virgil Waggoner, directors, who were each late filing one report.


                              INDEPENDENT AUDITORS

     The Board has engaged Weaver & Tidwell, L.L.P. as independent auditors to examine the Company's accounts.


                             SHAREHOLDERS' PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company not later than December 24, 1998. Such proposals should be directed to GulfWest Oil Company, 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, Attn:
Secretary.


                                 OTHER BUSINESS

     The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor.

     The Annual Report to Shareholders of the Company, including financial statements for the year ended December 31, 1997, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                         By Order of the Board


                                         \s\ Jim C. Bigham
                                         Jim C. Bigham
                                         Secretary

Dallas, Texas
April 24, 1998

                              GULFWEST OIL COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 1998


     The undersigned hereby appoints Jim C. Bigham proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders to be held May 28, 1998, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

     (1) To elect the following persons as directors, each to serve until the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified:

 John E. Loehr   Ned W. Fowler   Henri M. Nevels   James L. Crowson
 Marshall A. Smith III   Jim C. Bigham   Anthony P. Towell   J. Virgil Waggoner

              FOR all persons listed (except as marked to the contrary below.) Withhold authority to vote for all nominees
              Withhold authority to vote for nominee(s), named below:



     (2) To approve the amendment and restatement of the Company's 1994 Stock Option Compensation Plan.

                  For

                  Against

                  Abstain

     (3) In the discretion of the Proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

     The shares represented by this Proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1), (2) and (3) above.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

     Please sign below, date, and return promptly in the enclosed envelope.

Dated:                      , 1998



                    IMPORTANT: Please date this proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. Where there is more than one owner, each owner must sign.

                                                                   EXHIBIT A


                              GULFWEST OIL COMPANY
                     1994 STOCK OPTION AND COMPENSATION PLAN
                   (Amended and Restated as of April 15, 1998)


                                    ARTICLE I
                                     GENERAL

     1.1 Name. This plan will be known as the "GulfWest Oil Company 1994 Stock Option and Compensation Plan." Capitalized terms used herein are defined in
Article V hereof.

     1.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to its key employees, directors, and Advisors-Options to purchase Common Stock of the Company and to pay its directors fees for their services as such. The Plan is designed to help the Company attract and retain superior personnel for positions of substantial responsibility and to provide employees, directors, and Advisors with an additional incentive to contribute to the success of the Company.

     1.3 Effective Date. The Plan will be effective as of the date of its adoption by the Board.

     1.4 Eligibility to Participate. Any of the Company's key employees (including officers), directors, or Advisors will be eligible to participate in the Plan.

     1.5  Maximum  Number of  Shares of Common  Stock  Subject  to  Options  and
Director Fees. The shares of Common Stock subject to Options granted and director fees paid pursuant to the Plan may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Subject to adjustment pursuant to the provisions of Section 4.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the exercise of Options or the payment of director fees shall be one million (1,000,000). The maximum number of shares of Common Stock with respect to which Options may be granted and director fees may be paid to any participant in the Plan during the term of the Plan is 500,000. Plan Shares with respect to which an Option has been exercised or a director fee paid will not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

     1.6 Administration. The Plan will be administered by the Board or by a committee of directors (the "Stock Option Committee") appointed by the Board. As used herein, unless otherwise indicated, "Committee" shall mean the Board or the duly appointed Stock Option Committee, as applicable. Subject to the provisions of the Plan, the Committee will have the sole discretion and authority to determine from time to time the employees, directors and Advisors to whom Options will be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof, and to make all other determinations necessary or advisable for the administration of the Plan. Except when the Committee consists of the entire Board, the Committee shall consist solely of two or more persons who are both "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder.


AMENDED AND RESTATED 1994 STOCK OPTION AND COMPENSATION PLAN - Page 1

     A majority of the members of the Committee will constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee will constitute the action of the Committee.

     1.7 Conditions Precedent. The Company will not issue or deliver any Option Agreement or any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

          (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

          (b) The completion of any registration or other qualification of the sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee in its sole discretion deems necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee in its sole discretion determines to be necessary or advisable.

     1.8 Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as may be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares will relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority has not been obtained.

     1.9 Tax Withholding.

          (a) Condition Precedent. The issuance, delivery or exercise of any Options or Plan Shares under the Plan is subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, the issuance, delivery or exercise of the Options or Plan Shares, then the issuance, delivery or exercise thereof will not be effective unless the withholding has been effected or obtained in a manner acceptable to the Committee.

          (b) Manner of Satisfying Withholding Obligation. When a person is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option or the payment of a director fee, such payment may be made (i) in cash, (ii) by check, (iii) through the withholding by the Company ("Company Withholding") of a portion of the Plan Shares acquired upon the exercise of the Option having a Fair Market Value on the date the amount of tax to be withheld is to be determined equal to the amount required to be withheld or
     (iv) in any other form of valid consideration, as permitted by the Committee in its discretion; provided that a person who is required to file reports under Section 16 of the Exchange Act shall not be permitted to elect to satisfy his withholding obligation through Company Withholding; provided further, however, that the Committee, in its sole discretion, may require that such person's withholding obligation be satisfied through Company Withholding.

AMENDED AND RESTATED 1994 STOCK OPTION AND COMPENSATION PLAN - Page 2

     1.10 Exercise of Options.

          (a) Method of Exercise. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. Any Option will be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with paragraph (b) below. No Option may be exercised for a fraction of a Plan Share.

          (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased will be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note will contain such terms and provisions as the Committee may permit, including without limitation the right to repay the note partially or wholly with Common Stock, (iv) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (v) in any other form of valid consideration, as permitted by the Committee. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares will be valued at the then Fair Market Value.

     1.11 Acceleration of Right of Exercise of Options. In the case of an Option not otherwise exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time. Notwithstanding the provisions of any Option Agreement regarding the time for exercise of an Option, the following provisions will apply:

          (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option will become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets of the Company and ending when the disposition of assets contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Article pursuant to which it was granted, whichever occurs first; provided that no Option will be immediately exercisable under this section on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction. The Option will not become immediately exercisable if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

          (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control will become immediately exercisable. The term "change in control" for purposes of this section refers to the acquisition of 25% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act (other than an acquisition by a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d- 1(b)(1) promulgated under the Exchange Act); provided that no change in control or threatened change in control will be deemed to have occurred if prior to the acquisition of, or offer to acquire, ten percent or more of the voting securities of the Company, the full Board has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened will be determined solely by the Committee.

     1.12 Compliance with Securities Laws. Plan Shares will not be issued with respect to any Option or director fee unless the exercise of the Option (if applicable) and the issuance and delivery of the Plan Shares complies with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee or director fee recipient to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further, each Optionee or director fee recipient will consent to the imposition of a legend on the certificate representing the Plan Shares issued upon the exercise of the Option or the payment of a director fee, restricting their transferability as required by law or by this section.

     1.13 Employment of Optionee. Nothing in the Plan or in any Option granted hereunder will confer upon any Optionee any right to continued employment by the Company or any of its subsidiaries or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment.

     1.14 Transferability of Options. The Committee may, in its discretion, provide in any Option Agreement that Options granted hereunder may be transferred by the holder thereof upon five days prior written notice to the Company, subject to compliance with applicable securities laws; provided, however, that an Incentive Option shall not be transferable other than by will or the laws of descent and distribution.

     1.15 Information to Optionees. The Company will furnish to each Optionee copies of annual reports, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company will furnish to each Optionee a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

     1.16 Plan Binding on Successors. The Plan will be binding upon the successors and assigns of the Company and any of its subsidiaries that adopt the Plan.


                                   ARTICLE II
                                TERMS OF OPTIONS

     2.1 Nature of Options. Options may be either Incentive Options or Nonqualified Options; provided, however, that Incentive Options may be issued only to persons who are employees of the Company or a parent or subsidiary of the Company.



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

     2.2 Duration of Options. Each Option granted under this Article and all rights thereunder will expire on the date determined by the Committee, but in no event will any Option granted under this Article expire later than ten years after the date on which the Option is granted, and in no event will any Incentive Option granted to a Ten-Percent Shareholder expire later than five years after the date on which the Incentive Option is granted. In addition, each Option will be subject to early termination as provided elsewhere in the Plan.

     2.3 Rights Upon Termination of Employment or Service as a Director or Advisor. The Committee shall have discretion to include in each Option Agreement such provisions regarding exercisability of Options following the termination of an Optionee's employment or service as a director or Advisor as the Committee, in its sole discretion, deems to be appropriate.

     2.4 Purchase Price. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option may not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option; provided, that the purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of an Incentive Option granted to a Ten-Percent Shareholder may not be less than 110 percent of the Fair Market Value of the Plan Shares at the time of the grant of the Incentive Option.

     2.5 Individual Option Agreements. Each Optionee will be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee will agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

     2.6 Maximum Amount of Incentive Options First Exercisable in a Year. The aggregate Fair Market Value of Plan Shares (determined at the time an Incentive Option is granted) with respect to which Incentive Options are exercisable for the first time by a person during any calendar year under all incentive stock option plans of the Company and its subsidiaries and affiliates shall not exceed $100,000. Any portion of an Incentive Option that exceeds this limitation shall be considered to be a Nonqualified Option.

     2.7 One-Time Grant to Directors. The Committee shall issue a Nonqualified Option to each person who is a member of the Board on April 15, 1998. Each such Nonqualified Option shall be for the purchase of 20,000 shares of Common Stock at an exercise price per share equal to the Fair Market Value of a share of Common Stock on April 15, 1998; shall be immediately exercisable; and shall expire on April 1, 2008, subject to earlier termination as provided elsewhere in the Plan.


                                   ARTICLE III
                                  DIRECTOR FEES

     3.1 Provision for Payment. The Committee shall have the authority to provide for the payment of reasonable fees to directors for their attendance at meetings of the Board. Subject to Section 3.2, the amount of any such fees, the time when they become payable, and all other terms pertaining to such fees shall be determined by the Committee in its sole discretion.

     3.2 Form of Payment. Upon the Committee's providing for the payment of director fees pursuant to Section 3.1, the fees shall be payable in cash, in Common Stock, or in Options, as elected by each director to whom the fees are payable.

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



                                   ARTICLE IV
                      AMENDMENT, TERMINATION AND ADJUSTMENT

     4.1 Amendment and Termination. The Plan will terminate on February 11, 2004. No Options will be granted under the Plan after that date of termination. The Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith. No amendment, suspension, or termination of the Plan may, without the consent of the Optionee who has received an Option hereunder, alter or impair any of that Optionee's rights or obligations under any Option granted under the Plan prior to that amendment, suspension, or termination.

     4.2 Adjustment. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment will be made in the maximum number and kind of Plan Shares as to which Options may be granted and director fees paid under the Plan. A corresponding adjustment will be made in the number or kind of shares allocated to and purchasable under unexercised Options or portions thereof granted prior to any such change. Any such adjustment in outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share purchasable under the Option. The foregoing adjustments and the manner of application of the foregoing provisions will be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.


                                    ARTICLE V
                                   DEFINITIONS

     As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     5.1 "Advisor" means any person performing advisory or consulting services for the Company, with or without compensation, to whom the Company chooses to grant Options in accordance with the Plan, provide that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

     5.2 "Board" means the Board of Directors of the Company.

     5.3 "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     5.4 "Committee" shall have the meaning set forth in Section 1.6.

     5.5 "Common Stock" means the Class A Common Stock, par value $0.001 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

     5.6 "Company" means Gulfwest Oil Company, a Texas corporation.

     5.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     5.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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

     5.9 "Fair Market Value" means such value as will be determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value will be determined by the Committee on the basis of the last reported sale price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the NASDAQ National Market System, the Committee will make a determination of Fair Market Value on the basis of the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there will be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

     5.10 "Incentive Option" means an Option that qualifies as an incentive stock option under Section 422 of the Code.

     5.11 "Nonqualified Option" means an Option that is not an Incentive Option.

     5.12 "Option" means a stock option granted under the Plan.

     5.13 "Optionee" means an employee, director or Advisor to whom an Option has been granted hereunder.

     5.14 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

     5.15  "Plan"   means  the  GulfWest  Oil  Company  1994  Stock  Option  and
Compensation Plan, as amended from time to time.

     5.16 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

     5.17 "Securities Act" means the Securities Act of 1933, as amended.

     5.18 "Ten-Percent Shareholder" means a person who, at the time an Option is granted, owns shares of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or affiliate of the Company within the meaning of Section 422 of the Code.



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